EXHIBIT 99




PRESS RELEASE                       FOR FURTHER         BEVERLY KAHANEK
TO BE RELEASED                      INFORMATION:        VICE PRESIDENT &
NOVEMBER 4, 1998                                        MARKETING OFFICER
4:00 P.M. CDT                                           FIRST VICTORIA NATIONAL
BANK
                                                        512/572-6555



VICTORIA, TEXAS - The Board of Directors of First Victoria National Bank and FVNB Corp. have each appointed Walter T. Haenggi as a Director. A Victoria resident since 1987, Haenggi is involved in investments and family ranching in the South Texas area. He is a 1981 graduate of the University of Texas at Austin with a Bachelor of Business Administration degree in Petroleum Land Management and was previously employed in the oil and gas exploration industry.

Established in 1867, First Victoria National Bank is the second oldest independent bank in Texas. At September 30, 1998 the Bank had approximately $534 million in total assets. FVNB Corp. is a $534 million bank holding company headquartered in Victoria with facilities in Victoria, Port Lavaca and Taft, Texas.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts contain forward looking information with respect to plans, projections or future performance of the Company, the occurrence of which involve certain risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission.

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